UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CARDIFF LEXINGTON CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

3200 Bel Air Drive

Las Vegas, NV 89109

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying information statement is furnished to holders of shares of common stock of Cardiff Lexington Corporation (“we,” “us,” “our” or “our company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with an approval by written consent of the holders of our voting stock.

The purpose of this Notice and Information Statement is to notify our stockholders that, on February 28, 2023, we received written consents from stockholders to approve an amendment to our amended and restated articles of incorporation to implement a 1-for-75,000 reverse split of our outstanding common stock (the “Charter Amendment”).

Our board of directors approved the Charter Amendment and recommended that our stockholders approve it as well. In connection with the adoption of the Charter Amendment, our board of directors elected to seek the written consent of the holders of our outstanding voting shares in order to reduce associated costs and implement the Charter Amendment in a timely manner.

This Notice and the accompanying Information Statement are being furnished to you to inform you that the Charter Amendment has been approved by stockholders. The board of directors is not soliciting your proxy in connection with the Charter Amendment and proxies are not requested from stockholders.

The Charter Amendment will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after this Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the Charter Amendment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Daniel Thompson
Daniel Thompson
Chairman of the Board

March 10, 2023

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT MARCH 13, 2023

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CARDIFF LEXINGTON CORPORATION

3200 Bel Air Drive

Las Vegas, NV 89109

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about March 13, 2023 to the holders of record of the outstanding common stock of Cardiff Lexington Corporation, a Nevada corporation (“we,” “us,” “our” or “our company”), as of the close of business on February 28, 2023 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated February 28, 2023 (the “Written Consent”), of stockholders owning as of the Record Date at least a majority of the outstanding shares of our common stock and preferred stock, voting together as a single class.

The Written Consent authorized and approved an amendment to our current amended and restated articles of incorporation (the “Current Charter”) to implement a 1-for-75,000 reverse split of our outstanding common stock (the “Charter Amendment”). A copy of the Charter Amendment is attached to this Information Statement as Appendix A.

The Written Consent is sufficient under the Nevada Revised Statutes, the Current Charter and our bylaws to approve the Charter Amendment.  Accordingly, the Charter Amendment will not be submitted to the other stockholders for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the Written Consent in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Charter Amendment with the Nevada Secretary of State’s Office. The Charter Amendment will become effective upon such filing.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

On February 28, 2023, our board of directors unanimously adopted resolutions approving the Charter Amendment and recommended that our stockholders approve it. In connection with the adoption of these resolutions, our board of directors elected to seek the written consent of stockholders in order to reduce associated costs and implement the Charter Amendment in a timely manner. On February 28, 2023, the Chairman of the Board, Daniel Thompson (the “Majority Stockholder”), executed and delivered the Written Consent to us.

Pursuant to the Nevada Revised Statutes and our bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of our outstanding voting stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Pursuant to the Nevada Revised Statutes, the Current Charter and our bylaws, approval of the Charter Amendment at a meeting would require the affirmative vote of at least a majority of the total number of shares of our outstanding common stock, series A preferred stock, series B preferred stock, series C preferred stock, series I preferred stock, series J preferred stock, series L preferred stock and series R preferred stock, voting together as a single class.

Holders of shares of our common stock, series B preferred stock, series C preferred stock, series J preferred stock, series L preferred stock and series R preferred stock are entitled to one (1) vote per share. Holders of shares of our series I preferred stock are entitled to five (5) votes per share. Holders of shares of our series A preferred stock are entitled to a number of votes per share equal to four (4) times the sum of all shares common stock and series B preferred stock issued and outstanding. As of the Record Date, we had issued and outstanding 943,479,113 shares of common stock, 1 share of series A preferred stock, 1,959,078 shares of series B preferred stock, 122 shares of series C preferred stock, 14,885,000 shares of series I preferred stock, 1,713,584 shares of series J preferred stock, 319,493 shares of series L preferred stock and 165 shares of series R preferred stock. Accordingly, a total of 4,750,963,655 votes were entitled to be cast on the approval of the Charter Amendment. As of the Record Date, Daniel Thompson owned 25,004,127 shares of common stock, 1 share of series A preferred stock, 13,062 shares of series B preferred stock, 1 share of series C preferred stock and 5,037,412 shares of series I preferred stock, which entitled Mr. Thompson to 3,831,957,014 votes, or approximately 81% of the total votes eligible to be cast.

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Accordingly, we have obtained all necessary corporate approvals in connection with the Charter Amendment. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our common stock. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 3200 Bel Air Drive, Las Vegas, NV 89109.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Daniel Thompson, Chairman of the Board(3)	Common Stock	3,816,957,839	80.60%
Alex Cunningham, Chief Executive Officer and Director(4)	Common Stock	37,591,628	3.93%
Rollan Roberts II, Chief Operating Officer(5)	Common Stock	122,000	*
Steven Healy, Chief Financial Officer(6)	Common Stock	140,000	*
All executive officers and directors (4 persons)	Common Stock	3,854,811,467	84.56%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our common stock.

(2)	A total of 943,479,113 shares of common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 25,004,127 shares of common stock, 3,781,752,764 shares of common stock issuable upon the conversion of 1 share of series A preferred stock, 26,124 shares of common stock issuable upon the conversion of 13,062 shares of series B preferred stock, 100,000 shares of common stock issuable upon the conversion of 1 share of series C preferred stock and 10,074,824 shares of common stock issuable upon the conversion of 5,037,412 shares of series I preferred stock.

(4)	Includes 25,004,128 shares of common stock, 12,500 shares of common stock issuable upon the conversion of 6,250 shares of series B preferred stock, 100,000 shares of common stock issuable upon the conversion of 1 share of series C preferred stock and 12,475,000 shares of common stock issuable upon the conversion of 6,237,500 shares of series I preferred stock.

(5)	Represents 122,000 shares of common stock issuable upon the conversion of 61,000 shares of series B preferred stock.

(6)	Includes 20,000 shares of common stock issuable upon the conversion of 10,000 shares of series B preferred stock, 100,000 shares of common stock issuable upon the conversion of 1 share of series C preferred stock and 20,000 shares of common stock issuable upon the conversion of 10,000 shares of series I preferred stock.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

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THE CHARTER AMENDMENT

General

On February 28, 2023, our board of directors and the Majority Stockholder approved an amendment to the Current Charter to implement a 1-for-75,000 reverse split of our outstanding common stock (the “Reverse Stock Split). A copy of the Charter Amendment is attached to this Information Statement as Appendix A.

The Charter Amendment will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after this Information Statement is first mailed to our stockholders.

Reasons for the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase the per share market price of our common stock. Further, this may increase the acceptability of our common stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices, or make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. The reduction in the number of issued and outstanding shares of our common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the market price of our common stock to a level above the current market trading price.

While our board of directors believes that our common stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect our market price. Further, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, we cannot assure you that the Reverse Stock Split will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Additionally, the liquidity of trading in our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in the per share stock price as a result of the Reverse Stock Split is not sustained. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock. Following the Reverse Stock Split, the resulting per share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

Effect of the Reverse Stock Split

When the Reverse Stock Split is effected, every holder of outstanding shares of common stock on the effective date specified in the Charter Amendment shall receive, subject to the treatment of fractional shares described below, one share of common stock in exchange for each 75,000 shares of common stock held on such date. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not change any stockholder’s percentage ownership interest in our company, except for such changes as may result from the treatment of fractional shares as described in more detail below.

The Reverse Stock Split will not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

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As described in more detail below, the Reverse Stock Split will have the effect of increasing the number of authorized but unissued shares of common stock. This increase in shares of common stock available for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law or the requirements of an applicable stock exchange) in one or more transactions that could make a change in control or takeover of our company and the removal of incumbent management more difficult. For example, additional shares of common stock could be issued by us so as to dilute the stock ownership or voting power of persons seeking to obtain control of our company, even if the persons seeking to obtain control offer an above-market premium that is favored by a majority of stockholders. Such dilution will cause a party attempting a takeover to be required to buy more shares of common stock and to expend additional resources to accomplish a takeover. The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of our company, nor are we currently contemplating any such anti-takeover plan.

We will also adjust and proportionately decrease the number of shares of common stock issuable upon exercise or conversion of, and adjust and proportionately increase the exercise or conversion price of, outstanding warrants and/or convertible instruments pursuant to the terms thereof.

Authorized Shares of Common Stock

We are currently authorized under our Current Charter to issue up to a total of 7,500,000,000 shares of common stock. While the Reverse Stock Split will decrease the number of outstanding shares of common stock, it will not change the number of authorized shares under our Current Charter. Consequently, the Reverse Stock Split will have the effect of increasing the number of shares of common stock available for issuance under our Current Charter.

We believe that the availability of additional authorized but unissued shares of common stock will provide us with additional flexibility to issue additional shares of common stock for a variety of general corporate purposes as our board may determine to be desirable including, without limitation, raising capital, future financings, investment opportunities, acquisitions, or other distributions. Our board has not authorized our company to take any action with respect to the additional shares that would be available for issuance as a result of the Reverse Stock Split, and we currently do not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of common stock that would be available for issuance as a result of the Reverse Stock Split, except that a portion of such additional shares may be issued upon the conversion or exercise of outstanding convertible instruments.

The issuance of additional shares of common stock available for issuance as a result of the Reverse Stock Split may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of common stock.

Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share. No fractional shares will be issued. Instead, stockholders that would otherwise be entitled to receive a fractional share will have such fractional share rounded up to the nearest whole share.

Accounting Treatment

The par value of our common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to our common stock will be reduced proportionally from its present amount, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. The per share common stock net income or loss and any other per share amount will be increased because there will be fewer shares of common stock outstanding and we will adjust historical per share amounts set forth in our future financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

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Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations related to the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our common stock that hold our common stock as a “capital asset” (generally property held for investment), but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service regarding the matters discussed below. There can be no assurance the Internal Revenue Service or a court will not take a contrary position with respect to the tax consequences of the Reverse Stock Split described below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax consequences applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	persons that are not U.S. Holders;

•	U.S. Holders who hold common stock through non-U.S. brokers or other non-U.S. intermediaries;

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	real estate investment trusts or regulated investment companies;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•	persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE TAX ADVICE. THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT MAY NOT BE THE SAME FOR ALL HOLDERS OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) to consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

The Reverse Stock Split should be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in its post-Reverse Stock Split shares of our common stock should equal the aggregate tax basis of its pre-Reverse Stock Split shares of our common stock, and such U.S. Holder’s holding period in its post-Reverse Stock Split shares of our common stock should include the holding period in its pre-Reverse Stock Split shares of our common stock. A U.S. Holder that holds shares of our common stock acquired on different dates and at different prices should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock it holds after the Reverse Stock Split.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers, and each associate of the foregoing persons, have no substantial interests, directly or indirectly, in the Charter Amendment, except to the extent of their ownership of shares of common stock and securities convertible or exercisable for common stock.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Nevada Revised Statutes nor our Current Charter provides holders of our common stock with dissenters’ or appraisal rights in connection with the Charter Amendment.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This information statement is being mailed to you on or about March 13, 2023. We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock.

Our board of directors established February 28, 2023 as the record date for the determination of stockholders entitled to receive this information statement.

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DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

Cardiff Lexington Corporation

3200 Bel Air Drive

Las Vegas, NV 89109

Attn: Corporate Secretary

Phone: (844) 628-2100

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate information statement in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of the information statements by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.cardifflexington.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this information statement and is not incorporated by reference into this information statement.

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FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: Cardiff Lexington Corporation Entity or Nevada Business Identification Number (NVID): NV20212069394 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only , complete section 1,2 3, 5 and 6) Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Amendment Filing Being Completed: (Select only one box) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued (If amending, complete section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80% Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. Appendix A This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 12/15/2022

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) Time: Date: 4. Effective Date and Time: (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) 6. Signature: (Required) X Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title Article IV, Section 1 of the articles is hereby amended as set forth below. This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 12/15/2022 Chief Executive Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) Article IV, Section 1 of the articles of incorporation is hereby amended by adding the following at the end of such section: “Effective as of , each 75,000 shares of the issued and outstanding Common Stock shall be reclassified and combined into 1 share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. Any fractional share that would otherwise be issued as a result of the Reverse Split shall be rounded up to the next whole share."